Exhibit 10.39

FIRST STATES INVESTORS 5200. LLC
610 Old York Road, Suite 300
Jenkintown, PA 19046
Phone: 215-887-2280
Fax: 215-887-9856
February 6, 2007
Chris Bradshaw
Senior Asset Manager
CMBS Asset Management
Midland Loan Services, Inc.
10851 Mastin, Suite 300
Overland Park, KS 66210

Re:
Notice of Substitution Pursuant to Loan and Security Agreement, dated as of March 4, 2005, by and between First States Investors 5200, LLC as Borrower and German American Capital Corporation and Bear Steams Commercial Mortgage, Inc., collectively, as Lender (the “Loan Agreement”)

Dear Mr. Bradshaw:
I am writing to you pursuant to Section 2.6(b) of the Loan Agreement, to notify you of the Borrower’s intent to substitute the property listed on the attached table (the “Substitute Property”) in place of the existing properties listed on the attached table (each individually a “Substituted Property” and collectively, the “Substituted Properties”). We understand that the substitution will become effective 30 days from the date hereof or as soon thereafter as the conditions set forth in Section 2.6 of the Loan Agreement have been satisfied or waived. At such time, the Substitute Property will be subjected to, and each Substituted Property will be released from, the Lien of the related Security Instrument (and the Loan Documents).
Because we are initiating this Notice of Substitution on a voluntary basis and it will improve the operating performance of the BSDB 2005-AFR1 loan, we believe that a relaxation or waiver of certain conditions set forth in Section 2.6 of the Loan Agreement would be appropriate.
Please call me at your earliest opportunity to discuss.

Very Truly Yours,
/s/ David Nettina
David Nettina
Vice President

Attachment

SCHEDULE OF SUBSTITUTE PROPERTY
AND SUBSTITUTED PROPERTIES
Substitute Property:

Property Name	Address	City	State	Rentable SF	Allocated Loan Amount
5327 – Kansas City Operations Center	2001 NE 46th Street	Kansas City	MO	320,882	n/a
Substituted Properties:

Property Name	Address	City	State	Rentable SF	Allocated Loan Amount
5252 - Woodland	50 West Main Street	Woodland	CA	16,036	$1,230,000
5260 - Baypoint	500 Biscayne Blvd	Miami	FL	15,618	$460,000
5277 - Indian Rocks	12046 Indian Rocks	Largo	FL	17,138	$440,000
5279 - Jay Office	3927 Highway 4	Jay	FL	10,652	$80,000
5285 - Miami Shores	9190 Biscayne Blvd	Miami Shores	FL	10,867	$340,000
5287 - Palatka	620 S Highway 19	Palatka	FL	11,117	$280,000
5292 - St. Pete Beach	7500 Gulf Blvd.	St. Petersburg	FL	12,622	$260,000
5293 - Tarpon Springs	116 South Pinellas	Tarpon Springs	FL	13,032	$110,000
5295 - Trouble Creek	4526 US Highway 19	New Port Richey	FL	18,778	$940,000
5329 - O'Fallon MO	311 S. Main	O'Fallon	MO	10,891	$490,000
5330 - Westport (KC)	331 Westport Rd.	Kansas City	MO	18,648	$790,000
5333 - Central Sq	20 Central Sq.	Keene	NH	20,610	$910,000
5368 - Santa Fe	1235 St. Michael's	Santa Fe	NM	37,395	$0
5339 - Bergenfield	35 South Washington	Bergenfield	NJ	13,141	$560,000
5375 - Court St	268 Genesee/Court	Utica	NY	75,607	$4,550,000
5379 - Grand Ave	2300 Grand Ave.	Baldwin	NY	11,694	$540,000
5385 - Malverne	269 Hempstead Ave.	Malverne	NY	11,062	$340,000
5389 - Niagara Falls	418 Third St	Niagara Falls	NY	18,272	$440,000
5402 - Enid	300 W. Randolf	Enid	OK	7,395	$280,000
5422 - Clarksville Main	215 Legion St.	Clarksville	TN	21,008	$540,000
5426 - Oak Ridge Main	795 Main St. West	Oak Ridge	TN	20,016	$770,000
5437 - Uvalde	220 East Main St.	Uvalde	TX	12,484	$510,000
5446 - Camas	528 N.E. 4th	Camas	WA	8,793	$380,000
5468 - Shores Village	9499 NE 2nd Ave	Miami Shores	FL	18,311	$380,000
5469 - S Lakeland/Lake Mirm	5001 South Florida	Lakeland	FL	9,969	$240,000